As filed with the Securities and Exchange Commission on February 26, 2003

Registration No. 333-44448

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-0813844 (I.R.S. Employer Identification Number)
1440 Kiewit Plaza Omaha, Nebraska 68131 (402) 346-1400 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marc D. Hamburg Berkshire Hathaway Inc. 1440 Kiewit Plaza Omaha, Nebraska 68131 (402) 346-1400 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To: Mary Ann Todd Munger, Tolles & Olson LLP 355 South Grand Avenue Los Angeles, California 90071 (213) 683-9100

EXPLANATORY NOTE

The sole purpose of this amendment is to remove from registration shares of common stock remaining unsold at the termination of an offering by selling shareholders.

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, file number 333-44448 (the “Registration Statement”), originally filed with the Securities and Exchange Commission on August 24, 2000 by Berkshire Hathaway Inc. (“Berkshire”). Berkshire filed the Registration Statement to register 2,529 shares of its Class A common stock and 1,363 shares of its Class B common stock for resale from time to time by the former shareholders of U.S. Investment Corporation (“U.S. Investment”), who acquired the shares in the acquisition of U.S. Investment by Berkshire. The Commission declared the Registration Statement effective on October 5, 2000. The offer of shares pursuant to the Registration Statement has terminated.

Pursuant to the undertaking in Item 17 of the Registration Statement, Berkshire hereby removes from registration, by means of this Post-Effective Amendment No. 1, the registered shares that were unsold at the termination of the offering pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 26, 2003.

BERKSHIRE HATHAWAY INC.

By: /s/ Marc D. Hamburg

Marc D. Hamburg

Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Warren E. Buffett	Chairman of the Board and Director (principal executive officer)	February 26, 2003

* Marc D. Hamburg	Vice President and Chief Financial Officer (principal financial officer)	February 26, 2003

* Daniel J. Jaksich	Controller (principal accounting officer)	February 26, 2003

* Charles T. Munger	Vice-Chairman of the Board and Director	February 26, 2003

* Susan T. Buffett	Director	February 26, 2003

* Malcolm G. Chace	Director	February 26, 2003

* Walter Scott, Jr.	Director	February 26, 2003

* Howard G. Buffett	Director	February 26, 2003

* Ronald L. Olson	Director	February 26, 2003

*By /s/ Marc D. Hamburg Marc D. Hamburg Attorney-in-Fact pursuant to Power of Attorney previously filed as part of this Registration Statement